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                                                                   Exhibit 23.4





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Numbers 33-26995, 33-28484, 33-38132, 33-39358, 33-44217 and
33-57989) and on Form S-3 (numbers 33-79226, 33-87216 and 33-61405) of Landmark
Graphics Corporation of our report dated April 7, 1995 relating to the financial statements of GeoGraphix, Inc. as of and for the years ended December 31, 1994, 1993 and 1992, which report appears in the Current Report on Form 8-K of Landmark Graphics Corporation dated August 10, 1995. It should be noted that we have not audited any financial statements of GeoGraphix, Inc. subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.




                                                /s/  ARTHUR ANDERSEN LLP



Denver, Colorado,
August 8, 1995